Exhibit 10.2

PLACEMENT AGENT AGREEMENT

April 19th, 2020

LUCKWEL PHARMACEUTICALS Inc

Dear Mr. Lee:

This letter agreement (this “Agreement”) confirms the terms of our agreement pursuant to which Luckwel Pharmaceuticals Inc. (the “Company”) has engaged Dikais Lee (the “Placement Agent”) to act as the Company’s placement agent in connection with one or more sales by the Company to the Purchasers in Hong Kong (as defined below) identified by the Placement Agent to the Company (each, a “Transaction” and together the “Transactions”) of up to USD120,000 principal amount of its new issued stocks (the “stocks”) pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) (the “Engagement”).

1.	Appointment and Acceptance.

a.	The Company hereby appoints the Placement Agent to serve as the Company’s placement agent in connection with the Transactions with respect to the Purchasers. The Placement Agent accepts such appointment, subject to the terms and conditions of this Agreement.

b.	The Placement Agent agrees that in its capacity as placement agent hereunder it will use its reasonable efforts to identify potential purchasers in Hong Kong (collectively, the “Purchasers”) for the Stocks and assist the Company in effecting a Transaction. In no event shall the Placement Agent be obligated to purchase the Stock or any other equity or debt securities of the Company or its affiliates for his own account or for the account of his affiliates or customers.

c.	In connection with this appointment, the Placement Agent shall, to the extent appropriate and requested to by the Company: (i) assist the Company in structuring the financial aspects of the Transaction; (ii) identify and contact selected potential Purchasers of the Stocks in Hong Kong and furnish them, on behalf of the Company, with copies of the Private Placement Memorandum (as defined hereinafter); and (iii) with respect to the Purchasers, conduct all sales and marketing activities with respect to the Transactions in accordance with the terms of this Agreement and Regulation S under the Securities Act.

d.	The Placement Agent shall provide to the Company or its agents a list of potential Purchasers that it expects to solicit in connection with a proposed Transaction. The Company shall grant the Placement Agent exclusivity with respect to the Purchasers, i.e. the Company will neither directly nor indirectly (e.g. via a third party) without the prior written approval of the Placement Agent contact the Purchasers with respect to the Transactions. The list of potential Purchasers shall be attached as Annex I to this Agreement. Annex I may be amended from time to time upon mutual agreement (in writing or by email or fax) between the Company and the Placement Agent.

e.	The Company acknowledges and agrees that the Placement Agent has been retained solely to provide the advice or services set forth in this Agreement. The Company understands that the Placement Agent is not undertaking to provide any legal, accounting or tax advice in connection with this Agreement or the Transaction. The Placement Agent shall not be responsible for the underlying business decision of the Company to effect a Transaction or for the advice or services provided by any of the Company’s other advisors, agents or contractors. The Company shall be solely responsible for the commercial assumptions on which any advice provided by the Placement Agent is based.

2.	Coordination. In order to facilitate the effective coordination of the Transaction process, each party agrees to keep the other party apprised of any discussions or negotiations regarding a potential Transaction.

3.	Information.

a.	In connection with the Engagement, the Company shall make available to the Placement Agent all information reasonably requested by it for the purpose of its Engagement and will provide the Placement Agent reasonable access to officers, directors, employees, accountants, counsel and other representatives (“Representatives”) of the Company.

b.	At the Company’s option, the Company will prepare and furnish the Placement Agent with a private placement memorandum and/or other offering documents used in connection with the placement of the Stocks contemplated hereby (as such private placement memorandum or other documents may be amended or supplemented and including any information incorporated therein by reference, the “Private Placement Memorandum”). The Company will be solely responsible for the contents of the Private Placement Memorandum and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective Purchaser of the Stocks, provided that (i) such materials are prepared by the Company or (ii) the Company has approved the use of such materials in writing. The Company authorizes the Placement Agent to provide the Private Placement Memorandum to prospective Purchasers of the Stocks via physical delivery and/or via an electronic delivery system. If at any time prior to the completion of the offer and sale of the Stocks or the closing date of any such sale an event occurs as a result of which the Private Placement Memorandum (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Placement Agent of such event and will disseminate (or cause to be disseminated) to such prospective Purchasers who have received the Private Placement Memorandum a supplement or amendment to the Private Placement Memorandum which corrects such statement(s) or omission(s).

4.	Confidentiality. The Placement Agent shall treat as confidential all nonpublic information (“Information”) regarding the Company provided to it by the Company or its Representatives during the Term of this Agreement and will not disclose any information to a third party other than in connection with the performance of the Engagement without the prior written approval of the Company, except as required by judicial or regulatory process or expressly by applicable law. The term “Information” does not include information which (i) is or becomes generally available to the public, (ii) was available on a non-confidential basis prior to its disclosure to the Placement Agent in connection with the performance of the Engagement or (iii) becomes available from a third-party source not known by the Placement Agent to owe a duty of confidentiality to the Company with respect to such information.

5.	Fees.

a.	The Company shall pay the Placement Agent to an account designated by the Placement Agent a success fee in the offering equal to 5% of the gross proceeds of the sale of the Stocks. The payment of the success fee shall be made within three days of the closing of each Transaction (each a “Closing”) whether or not the funds payable by a Purchaser are drawn down immediately or a delayed takedown is secured. Each fee shall be paid in cash by wire transfer of an amount in U.S. Dollars to an account designated by the Placement Agent within three days after such Closing.

b.	In connection with any sales of Stocks, the Company shall establish a third party escrow account to be managed and maintained by the Company’s attorney for the Transactions (the “Escrow Account”). The Company shall require each Purchaser of Stocks to deposit payment for such Stocks (in immediately available funds) into the Escrow Account within five business days of the date such Purchaser delivers a properly executed Stock substantially in the form attached hereto as Exhibit A to the Company. Upon instructions from the Company’s attorney, all funds comprising the Escrow Account, less the applicable Placement Fees, shall be remitted to the Company.

6.	Term. The Placement Agent’s Engagement hereunder may be terminated at any time by either the Placement Agent or the Company upon thirty (30) days’ prior written notice thereof to the other party (the period prior to any such termination being referred to herein as the “Term”). Unless the Company terminates the Engagement for a material breach by the Placement Agent of its obligations or a representation or warranty hereunder (“Cause”), the Placement Agent will continue to be entitled to the full fee provided for herein in the event that at any time prior to the expiration of one months after any such termination the Company consummates, or enters into an agreement providing for, a Transaction that is subsequently consummated with a Purchaser identified to the Company by the Placement Agent. In the event the Company terminates the Engagement for Cause, the Placement Agent shall not be entitled to any fee following the date of such termination. Notwithstanding anything else to the contrary in this Agreement, this Engagement shall terminate (a) with respect to the Placement Agent’s obligation to assist the Company in identifying Purchasers for the Stocks and in effecting a Transaction, upon the conclusion of the offering of up to US$120,000 principal amount of its Stocks and (b) on April 29, 2021, unless otherwise terminated as provided for herein.

7.	Expenses. Except as otherwise provided herein, each party shall each bear its/his own legal, accounting and other costs and expenses in connection with this Agreement and the Transactions contemplated hereby which are incurred by that party based on its/his activities hereunder. The Company for the Transactions shall be responsible for all legal, accounting, tax, and related fees and expenses, including, without limitation, those costs and expenses incurred in connection with the preparation of the Private Placement Memorandum and marketing and advertising incurred by the Company in connection with the road show for the Transactions. The Placement Agent shall be responsible for its own expenses incurred in connection with the Transactions, including, without limitation, legal and accounting review of the transaction documents, any additional due diligence review the Placement Agent determines is necessary, as well as any other expenses he determines are necessary to incur in connection with the Transactions. The Company shall reimburse the Placement Agent for the costs of the production of sales and marketing materials, including investor subscription kits, as related to the promotion of the Transactions, provided, however, that the Company has approved those costs and materials prior to their production and accrual. The Company shall also reimburse the Placement Agent for out of pocket travel and other expenses incurred by the Placement Agent as related to sales and marketing efforts provided that such expenses are pre-approved by the Company.

8.	Exemption from Registration: Restrictions on Offer and Sales of Stocks and its underlying shares. It is understood that the offer and sale of the Stocks will be exempt from the registration requirements of the Securities Act pursuant to Regulation S thereof (“Regulation S”). Neither the Company nor the Placement Agent will directly or indirectly, take any action, including, without limitation, make any offer or sale of Stocks if, as a result, the offer and sale of Stocks contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in Regulation S of the Securities Act.

9.	Representations and Warranties of the Company. As of the date hereof, the date of each Stock and the date of each Closing, the Company hereby represents and warrants to the Placement Agent and, with respect to a Purchaser party to a Stock, to such Purchaser as of the date of the Stock, and agrees as follows:

a.	The Private Placement Memorandum (including any supplements or amendments thereto and all documents incorporated therein by reference) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

b.	All documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Sections 12, 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference into the Private Placement Memorandum when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act, and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

c.	Neither the Company nor any of its affiliates (as such term is defined in Rule 405 of the Securities Act, “Affiliates”) or any person acting on its or their behalf has engaged in any “directed selling efforts” within the meaning of Rule 902(c) of Regulation S with respect to the Stocks.

d.	None of the Company or its Affiliates or any person authorized to act on its or their behalf has, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy, any security under circumstances that would require the registration of the Stocks under the Securities Act.

e.	No registration of the Stocks under the Securities Act is required for the purchase of the Stocks by a Purchaser in the manner contemplated herein and in the Private Placement Memorandum.

f.	The Company (x) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Private Placement Memorandum, and to enter into and perform its obligations under this Agreement, and (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

g.	The capital stock of the Company conforms in all material respects to the description thereof contained in the Private Placement Memorandum; the outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Stocks have been duly and validly authorized, and, when issued and delivered to, paid for and converted into shares of common stock by a Purchaser pursuant to this Agreement and each Stock, such shares of common stock will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Stocks; and, except as set forth in the Private Placement Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of common stock or ownership interests in the Company are outstanding; and all offers and sales of common stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

h.	The statements in the Private Placement Memorandum, when read together with the documents incorporated by reference therein, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The Stocks conform in all material respects to the respective statements relating thereto contained in the Private Placement Memorandum.

i.	To the Company’s knowledge, there are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale and delivery by the Company of the Stocks.

j.	This Agreement and each applicable Stock have been duly authorized, executed and delivered by the Company and constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder as may be limited by applicable law or policies underlying such law.

k.	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the Transactions contemplated herein and in each Stock, other than such as will be made or obtained under the Securities Act, and those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

l.	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or any Stock or the consummation of any of the transactions contemplated hereby or thereby or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Private Placement Memorandum.

m.	Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which the Company knows to be for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

n.	The statistical and market-related data included in the Private Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

10.	Placement Agent Representations and Warranties. As of the date hereof, the date of each Stock, and the date of each Closing, the Placement Agent hereby represents and warrants to the Company, and agrees as follows:

a.	This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes a legally valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder as may be limited by applicable law or policies underlying such law.

b.	The Placement Agent is aware that the Stocks and the underlying shares of common stock have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to U.S persons except in accordance with Rule 903 of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Placement Agent will not offer, solicit offers to purchase, sell or arrange for the offer or sale of any Stocks to Purchasers except in privately negotiated transactions that will not require registration of the Stocks or their underlying shares of commons tock under the Act. Terms used in the first sentence of this subsection (b) have the meanings given to them by Regulation S.

c.	The Placement Agent has not offered or sold or and will not arrange for the offer or sale of the Stocks except in an offshore transaction (i) complying with Rule 903 of Regulation S under the Act with Purchasers who will provide to the Placement Agent and to the Company a letter in the form set out in the Stocks (ii) complying with all applicable laws of Hong Kong and the United States.

d.	The Placement Agent represents and agrees that the Placement Agent has not entered, and will not enter into any contractual arrangement with respect to the distribution of the Stocks except with the prior written consent of the Company.

e.	Neither the Placement Agent, nor any person acting on any of their behalf, has engaged, or will engage, in any form of general solicitation or general advertising in connection with any offer or sale of the Stocks.

f.	Neither the Placement Agent nor any person acting on any of his behalf, has engaged or will engage in any “directed selling efforts” within the meaning of Regulation S under the Act with respect to the Stocks.

g.	The Placement Agent will deliver, in written or electronic form to each Purchaser of Stocks, a copy of the Private Placement Memorandum, as amended, or supplemented at the date of such delivery.

h.	The Placement Agent will exercise reasonable care to ensure that the Purchasers of the Stocks are not underwriters within the meaning of Section 2(11) of the Act, and that sales to purchasers will comply with Regulation S.

i.	The Placement Agent will comply at all times with the applicable laws of Hong Kong and the United States in conducting the Transaction.

11.	Covenants of the Company. In connection with all offers and sales of the Stocks:

a.	The Company will not, and will not permit any of its Affiliates, nor any person acting on its or their behalf, to engage in any directed selling efforts within the meaning of Regulation S with respect to the Stocks.

b.	The Company will exercise reasonable care to ensure that the purchasers of the Stocks are not underwriters within the meaning of Section 2(11) of the Act, and that sales to purchasers will comply with Regulation S.

c.	The Company shall cause to be furnished to the Placement Agent at each Closing of a sale of Stocks copies of the executed Stock, together with any other documents that may be required hereunder.

12.	Covenants of Placement Agent. In connection with its services hereunder, the Placement Agent agrees that:

a.	The Placement Agent will not, nor any person acting on his behalf, to engage in any directed selling efforts within the meaning of Regulation S with respect to the Stocks.

b.	The Placement Agent will exercise reasonable care to ensure that the Purchasers of the Stocks are not underwriters within the meaning of Section 2(11) of the Act, and that sales to purchasers will comply with Regulation S.

13.	Public Announcements. The Placement Agent, at its option and expense and after announcement of the Transaction, may place announcements and advertisements describing the Placement Agent’s role in the Transaction and such other information as is publicly disclosed regarding the Transaction (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website on the Placement Agent’s website), subject to the Company’s prior written approval of any such announcements and advertisements, such approval not to be unreasonably withheld or delayed.

14.	Independent Contractor. In connection with this engagement, the Placement Agent is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity. Nothing in this Agreement will be construed to make the Placement Agent an agent, employee, joint venturer, partner or legal representative of the Company. The Company acknowledges and agrees that the Placement Agent has been retained solely to act as the placement agent with respect to a Transaction and that no fiduciary duty or agency relationship between the Company and the Placement Agent has been created in respect of any Transaction or the Placement Agent’s engagement hereunder, regardless of whether the Placement Agent has advised or is advising the Company on other matters.

15.	Survival; Severability.

a.	The covenants under the headings “Appointment and Acceptance,” “Coordination,” “Fee” (subject to the rights set forth herein upon a termination) and “Covenants of the Company” shall terminate upon expiration of the Term or termination of this Agreement. All other provisions of this Agreement shall survive any expiration of the Term and any termination of this Agreement indefinitely.

b.	If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.

16.	Jurisdiction; Choice of Law; Waiver of Jury Trial. All aspects of the relationship created by this Agreement or the Engagement hereunder, any other agreements relating to the Engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the Engagement hereunder shall be governed by and construed in accordance with the laws of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the courts sitting in New York, New York and agree to venue in such courts. THE PLACEMENT AGENT AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT HEREUNDER

17.	Miscellaneous.

a.	This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of the Engagement. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, amendment or waiver is sought to be enforced.

b.	This Agreement is not assignable; provided, however, that in connection with this Engagement, one or more affiliates of the Placement Agent may perform a portion or all of the services to be provided hereunder and, to the extent requested by the Placement Agent, the Company will pay a portion or all of the fees payable to the Placement Agent hereunder to such affiliate.

c.	Heading titles are for descriptive purposes only and do not control or alter the meaning of this Agreement as set forth in the text.

d.	The Company acknowledges and agrees that the Placement Agent may be engaged in a broad range of transactions involving interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions or any information relating thereto to the Company. The Placement Agent will be free to conduct business with others, including with competitors of the Company, in undertakings similar to this Engagement. The obligations of the Placement Agent hereunder are intended solely for the benefit of the Company, and the Placement Agent does not have any obligation to any person other than the Company.

[Signatures on the following page(s).]

If the foregoing correctly sets forth the understanding and agreement between the Placement Agent and the Company, please so indicate in the space provided for the purpose below, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

By:	/s/ Dikais Lee
Name:	Dikais Lee

Accepted and agreed as of the date first written above:

LUCKWEL PHARMACEUTICALS INC.

By:	/s/ Kingrich Lee
Name:	Kingrich Lee
Title:	Chief Executive Officer